Exhibit 10.6

AVON PRODUCTS, INC.
2016 OMNIBUS INCENTIVE PLAN

STOCK APPRECIATION RIGHTS AGREEMENT
______________________________

1.
Grant of SAR Grant. Pursuant to the provisions of its 2016 Omnibus Incentive Plan (as amended and restated from time to time, the “Plan”), Avon Products, Inc. (the “Company”) has granted (the “SAR Grant”) to you (the “Grantee”) Stock Appreciation Rights (the “SARs”) relating to shares of Stock (“Shares”) at a fixed price (the “SAR Grant Price”) per share as set forth in the Grantee’s grant notification. This SAR Grant does not give the Grantee any current or future interest in actual shares of the Stock. Rather, this SAR Grant provides a right to the Grantee, subject to all the terms and conditions of this Stock Appreciation Rights Agreement (this “Agreement”) and the Plan, to receive a cash payment or payments only. All capitalized terms used in this Agreement shall have the meaning set forth in the Plan, unless the context requires a different meaning.

2.Exercise of the SAR Grant.
(a)This SAR Grant shall be exercisable in the installments outlined in the Grantee’s grant notification. The entire SAR Grant is fully exercisable after the final vesting date. To the extent that any of the installments becomes exercisable, it shall continue to be exercisable at any time thereafter until this SAR Grant shall terminate, expire or be surrendered.
(b)All or a portion of a SAR Grant installment may be exercised, on or after its vesting date, by giving the Company’s Global Compensation Department written notice of exercise, specifying the number of SARs to be exercised. The Grantee will, upon exercise of such SARs, be entitled to receive a cash payment equal to (x) the excess of the Fair Market Value of a Share on the exercise date over the SAR Grant Price multiplied by (y) the number of SARs being exercised, less any tax withholdings. The net cash proceeds are payable to the Grantee. Each payment will be made in local currency, usually that of the country where the Grantee is principally employed as of the date of exercise, or in U.S. Dollars. The Company shall determine the currency and any applicable currency conversion rates to be applied.
The Grantee will personally be responsible for any local compliance requirements in relation to the transfer of U.S. dollars and the making of a foreign investment, if any. These requirements may change from time to time and the Company may at any time establish special terms and conditions to the exercise of the SARs and at any time may terminate or limit the availability of exercise, subject to applicable law.

Exhibit 10.6

The Company is not responsible for foreign exchange fluctuations between the Grantee’s local currency and the U.S. dollar nor is the Company liable for any decrease in the value of the Shares.

1.	Expiration of SARs.
(a)The SARs shall expire or terminate and may not be exercised to any extent by the Grantee as of the first to occur of the following events:
(i)The tenth anniversary of the date of grant of the SAR Grant (the “Grant Date”), or such earlier time as the Company may determine is necessary or appropriate in light of applicable laws; or
(ii)The first anniversary of the date of the Grantee’s Separation from Service by reason of death or Disability; or
(iii)The third anniversary of the date of the Grantee’s Separation from Service by reason of Retirement; or
(iv)The date of the Grantee’s Separation from Service for Cause; or
(v)The date that is ninety days after Grantee’s Separation from Service for a reason other than for Cause, death, Disability or Retirement, but only to the extent the SARs are exercisable as of the date of such Separation from Service (with any unexercisable portion of the SAR Grant terminating on the date of any such Separation from Service); or
(vi)Except where void by law and unless otherwise determined by the Committee, the Grantee’s violation of any non-disclosure, non-compete or non-solicitation covenant applicable to the Grantee as set forth in Section 4 of this Agreement or in his or her severance, employment or similar contract or any Company policy, regardless of whether or not the Grantee has incurred a Separation from Service due to Disability, Retirement or otherwise.
(b)In the event of the Grantee’s Separation from Service because of death or Disability, the entire SAR Grant shall immediately become exercisable in full, notwithstanding Section 2(a) of this Agreement. In the event of the Grantee’s Separation from Service after the first anniversary of the Grant Date because of Retirement, the SAR Grant shall continue to vest according to the schedule as set forth in the Grantee’s grant notification.
(c)A paid or unpaid leave of absence of the Grantee that has been approved by the Company shall not constitute a Separation from Service of the Grantee. During such paid or unpaid leave of absence, the SAR Grant shall continue to vest according to the schedule set forth in the Grantee’s grant notification. For the avoidance of doubt, vesting of the SAR during any notice period relating to any termination of the Grantee’s employment by the Company (and, if applicable, by any Subsidiary for whom the Grantee is employed) other than for Cause is determined under Section 6(j) of this Agreement.
(d)For purposes of this Agreement, the Grantee’s employment by a Subsidiary shall be considered a Separation from Service on the date on which such Subsidiary ceases to be a Subsidiary.
(e)Notwithstanding any other provision of this Agreement, in the event of a Change in Control, the vesting and payment of the SAR Grant shall be governed by the provisions of the Plan regarding a Change in Control, which are incorporated herein by reference.
2.Non-Competition/Non-Solicitation/Non-Disclosure.
The Grantee agrees that during the period beginning on the Grant Date and ending on the later of (x) the first anniversary of the date the SAR Grant is fully exercised and (y) the first anniversary of the Grantee’s Separation from Service with the Company (or, if applicable, a Subsidiary) for any reason whatsoever (including, but not limited to, with or without Cause, Retirement or Disability), he or she shall not, without the prior written consent of the Committee, engage in any of the following activities:
(a)directly or indirectly engage or otherwise participate in any business which is competitive with any significant business of the Company or any Subsidiary, including without limitation, the Grantee’s acceptance of employment with, entrance into a consulting or advisory

Exhibit 10.6

arrangement with, rendering services to or otherwise facilitating the business of Amway Corp./Alticor Inc., Amore Pacific, Arabela, Arbonne, Beiersdorf (Nivea), COTY, De Millus S.A., Ebel Int’l/Belcorp Corp., Elizabeth Arden, Faberlic, Herbalife Ltd., Inter Parfums, Jequiti, Lady Racine/LR Health & Beauty Systems GmbH, LG Health & Household, L’Occitane, L’Oréal Group/Cosmair Inc., Mary Kay Inc., Mistine/Better Way (Thailand) Co. Ltd., Natura Cosmetics S.A., Neways Int’l, NuSkin Enterprises Inc., O Boticário, Oriflame Cosmetics S.A., Origami Owl, Reckitt Benckiser PLC, Revlon Inc., Rodan & Fields, Shaklee Corp., Shiseido, Stella & Dot, Silpada, The Body Shop Int’l PLC, The Estée Lauder Companies Inc., The Procter & Gamble Company, Tupperware Corp., Unilever Group (N.V. and PLC), Vorwerk & Co. KG/Jafra Worldwide Holdings (Lux) S.à.R.L. Inc., Yanbal Int’l (Yanbal, Unique), Younique or any of their affiliates; or
(b)solicit or aid in the solicitation of any employees of the Company or any Subsidiary to leave their employment.
In addition, the Grantee shall not, unless compelled pursuant to an order of a court or other body having jurisdiction over such matter, communicate or divulge any secret or confidential information, knowledge or data, including without limitation any trade secrets, relating to the Company or a Subsidiary, and their respective businesses, obtained by the Grantee during his or her employment by the Company or a Subsidiary and which is not otherwise publicly known (other than by reason of an unauthorized act by the Grantee), to anyone other than the Company and those designated by it.
In the event the Company determines that the Grantee has breached any term of this Section 4 or any non-disclosure, non-compete or non-solicitation covenant set forth in his or her severance, employment or similar contract or any Company policy, then in addition to any other remedies the Company may have available to it, unless otherwise determined by the Committee: (y) all unexercised portions of the SAR Grant granted hereunder shall terminate to the extent the SAR Grant has not been exercised; and (z) if the SAR Grant has been exercised, the Grantee shall pay to the Company the net cash proceeds received in respect of such exercise.
Notwithstanding anything in this Section 4 to the contrary, this Agreement is not intended to, and shall be interpreted in a manner that does not, limit or restrict the Grantee from exercising any legally protected whistleblower rights (including pursuant to Rule 21F under the U.S. Securities Exchange Act of 1934).

3.
Recoupment. Except where void by law and unless otherwise determined by the Company, the SAR Grant and any cash paid to the Grantee in connection with the exercise of the SAR Grant hereunder is subject to forfeiture and/or recoupment in the event that a Grantee has engaged in misconduct, including: (x) a serious violation of the Company’s Code of Conduct; or (y) a violation of law within the scope of employment with the Company and its Subsidiaries. All SARs and any payment made in respect of SARs hereunder are also subject to the Company’s Compensation Recoupment Policy.

4.Service Acknowledgements.
The Grantee acknowledges and agrees as follows:
(a)The execution and delivery of this Agreement and the granting of the SARs hereunder shall not constitute or be evidence of any agreement or understanding, express or implied, on the part of the Company or its Subsidiaries to employ the Grantee for any specific period.
(b)The award of the SARs is voluntary and occasional and does not entitle the Grantee to any benefit other than that specifically granted under this Agreement and under the Plan, or to any future awards or other benefits under the Plan or any similar plan, even if SARs have ever been granted in the

Exhibit 10.6

past or have repeatedly been granted in the past. Any benefits granted under this Agreement and under the Plan are extraordinary and not part of the Grantee’s ordinary or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension, welfare or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any of its Subsidiaries. The Grantee understands and accepts that the benefits granted under the Plan are entirely at the grace and discretion of the Company and that the Company retains the right to amend or terminate the Plan, and/or the Grantee’s participation therein, at any time, at the Company’s sole discretion and without notice, subject to applicable law and the terms of the Plan.
(c)Nothing in this Agreement shall confer upon the Grantee any right to continue in the service of the Company or a Subsidiary or interfere in any way with any right of the Company or a Subsidiary to terminate the employment of the Grantee at any time, subject to applicable law.
(d)The Grantee is participating in the Plan, accepting the SARs and entering into this Agreement voluntarily.
(e)The Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan.
(f)All decisions with respect to future SARs or other grants, if any, will be at the sole discretion of the Company.
(g)The future value of the Shares underlying the SARs is unknown, indeterminable and cannot be predicted with certainty. The value of the Shares may increase or decrease.
(h)Neither the Company nor any Subsidiary is providing any tax, legal or financial advice or making any recommendations regarding this award or the Grantee’s participation in the Plan.
(i)In consideration of the grant of the SARs, (i) the Grantee shall have no claim or entitlement to compensation or damages arising from (x) forfeiture of the SARs resulting from termination of the Grantee’s service (for any reason whether or not in breach of local law) or otherwise pursuant to the terms of this Agreement or (y) diminution in value of the SARs or Shares covered thereby and (ii) the Grantee irrevocably releases the Company and its Subsidiaries from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by accepting the SARs, the Grantee shall be deemed irrevocably to have waived the Grantee’s entitlement to pursue such a claim.
(j)Any notice period mandated under applicable law or otherwise arising in connection with an involuntary Separation from Service by the Company (and, if applicable, by any Subsidiary for whom the Grantee is employed) other than for Cause shall be treated as service for the purpose of determining the vesting of the SARs. However, any notice period mandated under applicable law or otherwise for which the grantee receives pay in lieu of notice shall not be treated as service for purpose of determining the vesting of the SARs, and the Grantee’s right to vesting of SARs after Separation from Service, if any, will be measured by the date of termination of the Grantee’s active service and will not be extended by any such notice period. Similarly, if the Company elects to place the Grantee on garden leave during any notice period arising in connection with an involuntary Separation from Service by the Company (and, if applicable, by any Subsidiary for whom the Grantee is employed) other than for Cause, such garden leave period shall not be treated as service for the purpose of determining the vesting of the SARs, and the Grantee’s right to settlement of the SARs after termination of service, if any, will be measured by the date of the termination of the Grantee’s active service (i.e., the commencement of such leave) and will not be extended by any such leave. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether the Grantee’s service has terminated and the effective date of such Separation from Service.

Exhibit 10.6

(k)The grant of the SARs will not be interpreted to form an employment contract or employment relationship with the Company or any of its Subsidiaries that does not otherwise exist.
5.Data Privacy Acknowledgement and Consent.
By signing this Agreement, the Grantee acknowledges and agrees that in order to implement, manage and administer this award and the Grantee’s participation in the Plan and/or in connection with tax or other governmental and regulatory compliance activities directly or indirectly related to the SAR Grant, the Company and/or an entity belonging to the Company’s group of companies (including the Grantee’s employer) may need to process the Grantee’s personal data (electronically or otherwise) including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or other equity securities, directorships held in the Company, details of all SARs or any other entitlement to SARs awarded, canceled, vested, unvested or outstanding in the Grantee’s favor (the “Personal Data”). The transfer of Personal Data to and collection by third party service providers outside the Company’s group of companies, such as the Company’s authorized agent, may also be necessary in order to implement, manage and administer this award and the Plan.
The Grantee expressly and unambiguously consents to the collection, use and other processing of Personal Data by the Company, entities belonging to the Company’s group of companies, and third-party service providers. The Grantee understands that the Company may transfer the Grantee’s Personal Data to the United States, or other countries which may have a different or lower level of data protection law than the Grantee’s home country and which are not considered by the European Commission or the United Kingdom (should the United Kingdom cease to be a member of the European Economic Area (the “EEA”)) (if the Grantee is a resident of the United Kingdom or the EEA) or the data protection agencies of other jurisdictions to have data protection laws equivalent to the laws in the Grantee’s country. The Company will therefore maintain an EU-U.S. Privacy Shield certification or enter into an alternate data processing and transfer arrangement authorized by applicable law, such as Standard Contractual Clauses, to protect the Grantee’s Personal Data consistent with data protection laws of the European Union or the United Kingdom (should the United Kingdom cease to be a member of the EEA).
In addition, the Grantee expressly and unambiguously consents to the disclosure of Personal Data to, and processing by, a third-party in the event of any potential or actual reorganization, merger, sale, joint venture, assignment, transfer or other disposition of all or any portion of the Company’s business, assets or stock (including in connection with any bankruptcy or similar proceedings); and as the Company believes necessary or appropriate: (a) under applicable law, including laws outside of Grantee’s country; (b) to comply with legal processes; and (c) to respond to requests from public and government authorities including public and government authorities outside of Grantee’s country.
The Grantee authorizes the recipients to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, managing and administering this SAR and the Grantee’s participation in the Plan, including any requisite transfer of such Personal Data as may be required to a broker or other third party with whom the Grantee may elect to deposit any amounts acquired upon exercise of the SARs. The Grantee understands that Personal Data will be held only as long as is necessary to implement, manage and administer this award and the Grantee’s participation in the Plan, unless a longer retention period is required by applicable laws, regulations, rules or valid requests or orders of a court or other dispute resolution forums or of a governmental or public authority, in each case, including those of a court or other dispute resolution forums or of a governmental or public authority outside of Grantee’s country. The Grantee understands that he or she may, at any time, view his or her Personal Data, request additional information about the storage and processing of his or her Personal Data, require any necessary amendments to his or her Personal Data that is incorrect or refuse or

Exhibit 10.6

withdraw the consents herein, in any case without cost, by contacting in writing the Grantee’s local stock program coordinator.
If the Grantee does not consent, or if the Grantee later seeks to revoke the Grantee’s consent, the Grantee’s employment status or career with the Company or Subsidiary will not be adversely affected; the only adverse consequence of refusing or withdrawing the Grantee’s consent is that the Company would not be able to grant SARs under the Plan or other equity awards, or manage or administer such awards. Therefore, the Grantee understands that refusing or withdrawing the Grantee’s consent may affect the Grantee’s ability to participate in the Plan. For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee understands that he or she may contact the Grantee’s local stock program coordinator.
If the Grantee is a resident of the EEA or the United Kingdom (should the United Kingdom cease to be a member of the EEA), his or her Personal Data will not be processed on the basis of consent (unless the Grantee provides a specific consent separate from this Section 7), but will be processed where necessary to fulfil the Company’s contractual obligations with the Grantee, where necessary to comply with the Company’s legal obligations under any applicable laws, or to meet the Company’s legitimate business interests. The Company has a legitimate interest in managing its business appropriately including incentivizing its employees, complying with its legal and contractual obligations, and keeping its records accurate and up to date. Grantees who are residents of the EEA or the United Kingdom (should the United Kingdom cease to be a member of the EEA) should refer to the Privacy Statement for Associates issued by his or her employer for additional information about the processing of the Grantee’s Personal Data and his or her privacy rights. The Privacy Statement for Associates will govern the processing of the Grantee’s Personal Data in connection with the administration of this award and the Grantee’s participation in the Plan.
The Company will take reasonable measures to keep the Personal Data private, confidential and accurate. The Grantee may obtain details with respect to the collection, use, processing and transfer of his or her Personal Data in relation to Plan participation and may also request a list with names and addresses of potential recipients of the Personal Data and/or access to and updates of such Personal Data, if needed, by contacting his or her local stock program coordinator.

6.	Responsibility for Taxes.
By accepting this grant, the Grantee hereby irrevocably elects to satisfy any taxes and social insurance contribution withholding required to be withheld by the Company or its Subsidiaries on the date of grant, vesting or exercise of the SARs, subsequent cash payment, or on any earlier date on which such taxes or social insurance contribution withholding may be due (“Tax Liability”) by authorizing the Company and any of its Subsidiaries to withhold an amount of cash that would otherwise be deliverable to the Grantee hereunder sufficient to satisfy the Tax Liability. If, for any reason, the cash that would otherwise be deliverable to the Grantee upon exercise of the SARs would be insufficient to satisfy the Tax Liability, the Company and any of its Subsidiaries are authorized to withhold an amount from the Grantee’s wages or other compensation sufficient to satisfy the Tax Liability. Furthermore, the Grantee agrees to pay the Company or its Subsidiaries any amount of the Tax Liability that cannot be satisfied through one of the foregoing methods.
Apart from any withholding obligations that may apply to the Company and/or its Subsidiaries, the Grantee acknowledges and agrees that the ultimate responsibility for the Tax Liability is and remains with the Grantee. The Grantee further acknowledges that: (x) the Company and its Subsidiaries make no representations or undertakings regarding the Tax Liability; (y) the Company and its Subsidiaries do not

Exhibit 10.6

commit to structure the terms of the grant or any other aspect of the SAR Grant to reduce or eliminate the Tax Liability; and (z) the Grantee should consult a tax adviser regarding the Tax Liability.
The Grantee acknowledges that he or she may not participate in the Plan and the Company and its Subsidiaries shall have no obligation to make the cash payment hereunder until the Tax Liability has been fully satisfied by the Grantee.

Exhibit 10.6

7.
Notice. Any notice required to be given hereunder to the Grantee shall be addressed to the Grantee at his or her current address shown on the Company’s records. Notice shall be sent by mail, express delivery or, if practical, by electronic delivery or hand delivery.

Exhibit 10.6

8.Incorporation of SAR-Related Plan Provisions. The provisions set forth in the Plan relating to SARs are specifically incorporated by reference in this Agreement.
9.Provisions Inconsistent with Translation. To the extent that the Grantee has been provided with a translation of this Agreement, the English language version of this Agreement shall prevail in case of any discrepancies or ambiguities due to translation.
10.Acknowledgment. The Company and the Grantee agree that the SAR Grant granted under, and governed by, the Grantee’s grant notification, this Agreement and the Plan. The Grantee: (x) acknowledges receipt of a copy of such grant notification, this Agreement, the Plan and the prospectus relating to the Plan; (y) represents that the Grantee has carefully read and is familiar with their provisions; and (z) hereby accepts the SAR Grant subject to all of the terms and conditions set forth in the Grantee’s grant notification, this Agreement and the Plan.
11.Compliance with Laws and Regulations. The granting of the SARs and any payment made hereunder shall be subject to all applicable laws, rules and regulations. The issuance of any amounts under this Agreement will be subject to and conditioned upon compliance by the Company and the Grantee with all applicable laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Shares may be listed or quoted at the time of such issuance or transfer. If any provision of this Agreement conflicts with applicable mandatory law, the provisions of such law shall govern.
12.Additional Conditions to Issuance of Shares or Exercise. If at any time the Company determines, in its discretion, that as a condition to the issuance of Shares or payment in lieu thereof to the Grantee (or the Grantee’s estate) hereunder, it is necessary or desirable to (i) list, register, qualify or comply with the rules of any securities exchange, (ii) qualify or comply with any applicable state, federal or foreign law, including the applicable tax code and related regulations, or (iii) obtain the consent or approval of any governmental regulatory authority or securities exchange, then such issuance will not occur unless and until such listing, registration, qualification, rule compliance, consent or approval is completed, effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of Shares or payment in lieu thereof hereunder will violate federal securities laws or other applicable law, the Company will defer delivery until the earliest date on which the Company reasonably anticipates that the delivery of Shares or payment in lieu thereof hereunder will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such state, federal or foreign law or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange.
13.Foreign Exchange. Where applicable, the Grantee acknowledges and agrees that it is the Grantee’s sole responsibility to investigate and comply with any applicable exchange control laws in connection with the delivery of amounts under this Agreement and that the Grantee shall be responsible for any reporting of inbound international fund transfers required under applicable law. The Grantee is advised to seek appropriate professional advice as to how the exchange control regulations apply to the Grantee’s specific situation. The Grantee acknowledges and agrees that neither the Company nor any Subsidiary shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the U.S. Dollar that may affect the value of the SARs or of any amounts due to the Grantee pursuant to the exercise of the SARs.
14.Miscellaneous. The Company at any time, and from time to time, may amend the terms of this Agreement; provided, however, that the rights of the Grantee shall not be materially adversely affected without the Grantee’s written consent (except to the extent permitted under the Plan). No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law. For the avoidance of

Exhibit 10.6

doubt, any exercise with respect to any fractional Shares resulting from an adjustment of the SAR Grant pursuant to Section 9 of the Plan or otherwise shall be payable in cash in an amount equal to the Fair Market Value of such fractional Share. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and to the benefit of the Grantee and the Grantee’s beneficiaries, executors, administrators, heirs and successors. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.
15.Entire Agreement. This Agreement (including Appendix A), the Plan and the Grantee’s grant notification contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto.
16.Applicable Law. This Agreement (including Appendix A), the Plan and the Grantee’s grant notification, and all actions taken hereunder or under the Plan, shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflict of law principles thereof.
17.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the SAR Grant or future SARs that may be awarded under the Plan by electronic means, or request the Grantee’s consent to participate in the Plan by electronic means. Such means of electronic delivery may include, but do not necessarily include, the delivery of a link to a Company intranet or the Internet site of a third party involved in administering this award or the Plan, the delivery of the document via electronic mail or such other means of electronic delivery specified by the Company. The Grantee consents to the electronic delivery of the Plan documents (including the prospectus relating to the Plan) and this Agreement. The Grantee acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Grantee by contacting the Company by telephone or in writing. The Grantee further acknowledges that the Grantee will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Grantee understands that the Grantee must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Grantee may revoke his or her consent to the electronic delivery of documents or may change the electronic mail address to which such documents are to be delivered (if the Grantee has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised electronic mail address by telephone, postal service or electronic mail. Finally, the Grantee understands that he or she is not required to consent to electronic delivery of documents.
18.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations or assessments regarding the Grantee’s acceptance of this award, participation in the Plan, or acquisition or sale of the underlying Shares. The Grantee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her acceptance of this award and participation in the Plan before taking any action related to the Plan.
19.Counterparts. This Agreement may be executed in one or more counterparts (including via facsimile and electronic image scan (pdf)), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each party and delivered to the other party.
20.Appendix. Notwithstanding any provisions in this Agreement, the SARs shall be subject to any special terms, conditions or notifications set forth in Appendix A to this Agreement for the Grantee’s country, which shall constitute part of this Agreement. Moreover, if the Grantee relocates to one of the countries included in Appendix A, the special terms and conditions for such country will apply to the Grantee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan.

Exhibit 10.6

[Signatures on Next Page]

IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the Grantee have executed this Agreement as of the Grant Date.

By the Grantee’s acceptance of this Agreement, the Grantee and the Company agree that the SARs are granted under and governed by the terms and conditions of the Plan, the Grantee’s grant notification and this Agreement. The Grantee has reviewed the Plan, the Plan prospectus, the Grantee’s grant notification and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan, the Plan prospectus, the Grantee’s grant notification and this Agreement. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Plan prospectus, the Grantee’s grant notification and this Agreement. The Grantee further agrees to notify the Company upon any change in Grantee’s residence address.

AVON PRODUCTS, INC.	GRANTEE

_________________________ Chief Executive Officer	_________________________ Name:

APPENDIX A
ADDITIONAL TERMS AND CONDITIONS OF
INTERNATIONAL STOCK APPRECIATION RIGHT
UNDER THE
AVON PRODUCTS, INC. 2016 OMNIBUS INCENTIVE PLAN
NON-U.S. EMPLOYEES

This Appendix includes additional terms and conditions that govern the SARs granted to the Grantee under the Plan if the Grantee resides in one of the countries listed below. Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Agreement.
The Grantee understands and agrees that the Company strongly recommends that the Grantee not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because applicable rules and regulations regularly change, sometimes on a retroactive basis, and the information may be out of date at the time the SARs vest or are exercised.

The Grantee further understands and agrees that if the Grantee is a citizen or resident of a country other than the one in which the Grantee is currently working, transfers employment after grant of the SARs, or is considered a resident of another country for local law purposes, the information contained herein may not apply to the Grantee, and the Company shall, in its discretion, determine to what extent the terms and

Exhibit 10.6

conditions contained herein shall apply or determine that other terms and conditions are necessary or advisable in order to comply with local law or to facilitate the administration of the Agreement.

Russia
U.S. Transaction and Sale Restrictions
The Grantee understands that acceptance of the grant of the SARs results in a contract between the Grantee and the Company completed in the United States and that the Agreement is governed by its applicable laws. Upon vesting and exercise of the SARs, any payment to be made to the Grantee shall be delivered to him or her through a bank or brokerage account in the United States. The Grantee is not permitted to transfer the SARs to Russian legal entities or individuals nor is the Grantee permitted to bring any financial instrument under the Plan into Russia.

Securities Law Notification

The Agreement, the Plan and all other materials that Grantee may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. Absent any requirement under local law, the issuance of securities pursuant to the Plan has not and will not be registered in Russia; hence, the securities described in any Plan-related documents may not be used for offering or public circulation in Russia.

Exchange Control Information

Under current exchange control regulations, within a reasonably short time after cash payment under the Plan or the receipt of dividends (if any), the Grantee must repatriate the proceeds to Russia. Such proceeds must initially be credited to the Grantee through a foreign currency account at an authorized bank in Russia. After the proceeds are initially received in Russia, they may be further remitted to foreign banks in accordance with Russian exchange control laws. The Grantee is encouraged to contact his or her personal advisor before remitting his or her proceeds to Russia as exchange control requirements may change at any time, often with little or no notice.

South Africa
Exchange Control Information

Employees may need to file notification of participation with exchange control authorities. An annual investment limit may apply to employees even if notification has been filed. Because the exchange control regulations are subject to change, the Grantee should consult a personal advisor prior to vesting and exercise of the SARs to ensure compliance with current regulations. In addition, South African residents may be required to obtain approval from the South African Reserve Bank for payments that he or she receives into accounts held outside of South Africa (e.g., a U.S. brokerage account). The Grantee is responsible for ensuring compliance with all exchange control laws in South Africa.